UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2014 (Date of earliest event reported)
Callidus Software Inc. (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification Number)

6200 Stoneridge Mall Road, Suite 500 Pleasanton, California (Address of principal executive offices)	94588 (Zip Code)

(925) 251-2200 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On October 3, 2014, Callidus Software Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Oracle America, Inc. (“Sublandlord”) for the lease of approximately 74,964 square feet of office space located at 4140 Dublin Boulevard, Dublin, California 94568 (the “Subleased Premises”), which will replace the Company’s current corporate headquarters.
The term of the Sublease commences on the date Sublandlord delivers possession of the Subleased Premises to the Company. The term of the Sublease expires on May 15, 2022. Base rent will be abated in its entirety from the commencement of the Sublease until November 30, 2015. Thereafter, monthly base rent will be $149,928 for 2015 and increase annually as set forth in the Sublease, ultimately up to $184,411 in 2022. The total cash obligation for base rent over the term of the Sublease is approximately $14.8 million. In addition to base rent, the Company will be required to pay its pro rata share of building operating costs (including utilities, insurance, repair and personnel costs) and real estate taxes in excess of the amounts for certain base years.
The Sublease also provides that the Company must provide a letter of credit in the amount of $1,106,469, which is subject to reduction, commencing January 1, 2018, and that the Sublease is at all times subject and subordinate to the master lease agreement.
On October 1, 2014, and in connection with the execution of the Sublease, the Company and 6200 Stoneridge Mall Road Investors LLC (“Current Landlord”) entered into the Third Amendment to Lease (the “Lease Amendment”) to amend the Office Lease Agreement between the Company and Current Landlord, dated March 30, 2010, as amended (the “Current Lease”), for the Company’s current headquarters at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588 (the “Current Premises”). The Current Lease term expires on July 31, 2017 and the Lease Amendment reduces that term so that the Current Lease will expire on the earlier to occur of (1) the date selected by the Company following no less than fourteen days prior written notice to Current Landlord, or (2) February 16, 2015, unless sooner terminated in accordance with the terms and conditions of the Current Lease. The effectiveness of the Lease Amendment was contingent on the Company entering into the Sublease. No material early termination penalties are expected to be incurred by the Company in connection with the Lease Amendment.
Item 1.02     Termination of a Material Definitive Agreement.
The information with respect to the Lease Amendment set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2014	CALLIDUS SOFTWARE INC. By: /s/ Bob L. Corey Bob L. Corey Senior Vice President, Chief Financial Officer